Exhibit 4.4

Execution Version

T-MOBILE USA, INC.

and

T-MOBILE US, INC.

and

EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO

3.900% SENIOR NOTES DUE 2038

FORTY-SECOND SUPPLEMENTAL INDENTURE

Dated as of February 19, 2026

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee, Paying Agent and Registrar

to

INDENTURE

Dated as of September 15, 2022

EXHIBITS

Exhibit A	Form of Note

i

FORTY-SECOND SUPPLEMENTAL INDENTURE (this “Forty-Second Supplemental Indenture”), dated as of February 19, 2026 (the “Series Issue Date”), among T-Mobile USA, Inc., a Delaware corporation (the “Issuer”), T-Mobile, US, Inc., a Delaware corporation (“Parent,” as a guarantor), and the other guarantors party hereto (together with Parent, the “Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee, Paying Agent and Registrar.

WHEREAS, the Issuer has heretofore executed and delivered an Indenture, dated as of September 15, 2022 (the “Base Indenture”), among the Issuer, Parent and the Trustee, providing for the issuance from time to time of one or more Series of the Issuer’s Notes;

WHEREAS, Section 2.01 of the Base Indenture permits the creation of the Notes of any Series with the terms and in the form permitted in Sections 2.02 of the Base Indenture to be established in a supplemental indenture to the Base Indenture;

WHEREAS, the Issuer has requested the Trustee to join with it and the Guarantors in the execution of this Forty-Second Supplemental Indenture in order to supplement the Base Indenture by, among other things, establishing the forms and certain terms of a Series of Notes to be known as the Issuer’s “3.900% Senior Notes due 2038” and adding certain provisions thereto for the benefit of the Holders of the Notes of such Series;

WHEREAS, the Issuer has furnished the Trustee with a duly authorized and executed Company Order dated February 19, 2026 authorizing the execution of this Forty-Second Supplemental Indenture and the issuance of the Notes established hereby; and

WHEREAS, all things necessary to make this Forty-Second Supplemental Indenture a valid, binding and enforceable agreement of the Issuer, the Guarantors and the Trustee and a valid supplement to the Base Indenture have been done.

NOW, THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes established hereby:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

(a) The Base Indenture, as amended and supplemented in respect of the Notes by this Forty-Second Supplemental Indenture is collectively referred to as the “Indenture.” All capitalized terms which are used herein and not otherwise defined herein are defined in the Base Indenture and are used herein with the same meanings as in the Base Indenture. If a capitalized term is defined in both the Base Indenture and this Forty-Second Supplemental Indenture, the definition in this Forty-Second Supplemental Indenture shall apply to the Notes established hereby (and any Note Guarantee in respect thereof).

(b) Section 1.01 of the Base Indenture shall be amended to add new definitions thereto in appropriate alphabetical sequence and to modify certain definitions, as follows:

(i) With respect to this Series of Notes, the following definitions shall be added to Section 1.01 of the Base Indenture:

“European Government Obligations” means (A) any security that is (1) a direct and unconditional obligation of the European Union, (2) backed by the European Union’s budgetary and cash resources and by the European Commission’s right to call for additional resources from member states, (3) a direct obligation of any member state of the European Union, for the payment of which the full-faith-and-credit of such country is pledged or (4) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of any such country, the payment of which is unconditionally guaranteed as a full-faith-and-credit obligation by such country, which, in any case under the preceding clauses (1) through (4), is not callable or redeemable at the option of the issuer thereof and (B) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (A) above or in any specific principal or interest payments due in respect thereof.

“Non-U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not treated as any of the following: (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

(ii) With respect to this Series of Notes, the following definitions shall be replaced in their entirety with the following definitions:

“Business Day” means, unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, any day except a Saturday, Sunday, or legal holiday in the City of New York or London or in any place of payment with respect to the Notes on which banking institutions are authorized or required by law, regulation or executive order to close, and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Depositary” means, with respect to the Notes of any Series issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as Depositary for such Series by the Issuer, which Depositary, except in the case of Global Notes to be held outside the United States, will be a clearing agency registered under the Exchange Act.

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Amounts”	2.03
“Additional Notes”	2.03
“Base Indenture”	Recitals
“Forty-Second Supplemental Indenture”	Recitals
“Guarantors”	Recitals
“Indenture”	1.01
“Issuer”	Recitals
“Parent”	Recitals
“Series Issue Date”	Recitals
“Taxes”	2.03

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions;

(7) “including” means “including, without limitation”;

(8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(9) the phrases “in writing” or “written” as used herein shall be deemed to include PDFs, e-emails and other electronic means of transmission, unless otherwise indicated.

ARTICLE II

THE NOTES

Section 2.01 Creation of the Notes; Designations.

In accordance with Section 2.01 of the Base Indenture, the Issuer hereby creates a Series of Notes issued pursuant to the Indenture. The Notes of this Series shall be known and designated as the “3.900% Senior Notes due 2038” of the Issuer. The Notes of this Series shall be entitled to the benefits of the Note Guarantee of each Guarantor signatory hereto, or that may hereafter execute a supplemental indenture in accordance with Section 10.03 of the Base Indenture, each such Note Guarantee to be governed by Article X of the Base Indenture (including, without limitation, the provisions for release of such Note Guarantee in respect of the Notes of this Series pursuant to Section 10.04 of the Base Indenture).

Section 2.02 Forms Generally.

(a) General. The Notes of this Series and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes of this Series may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note of this Series will be dated the date of its authentication. The Notes of this Series shall be in minimum denominations of €100,000 and integral multiples of €1,000.

The terms and provisions contained in the Notes of this Series will constitute, and are hereby expressly made, a part of this Forty-Second Supplemental Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Forty-Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any such Note conflicts with the express provisions of this Forty-Second Supplemental Indenture, the provisions of this Forty-Second Supplemental Indenture shall govern and be controlling.

(b) Global Notes. Notes of this Series issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes of this Series issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes of this Series as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes of this Series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of this Series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of this Series represented thereby will be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

Section 2.03 Title and Terms of Notes.

The aggregate principal amount of Notes of this Series which shall be authenticated and delivered on the Series Issue Date under the Indenture shall be €1,000,000,000; provided, however, that the Issuer from time to time, without giving notice to or seeking the consent of the Holders of Notes of this Series, may issue additional notes (the “Additional Notes”) in any amount having the same terms as the Notes of this Series in all respects, except for the issue date, the issue price, the initial interest payment date and rights under a related registration rights agreement, if any. Any such Additional Notes shall be authenticated by the Trustee upon receipt of a Company Order to that effect, and when so authenticated, will constitute “Notes” for all purposes of the Indenture and will (together with all other Notes of this Series issued under the Indenture) constitute a single Series of Notes under the Indenture; provided that if such Additional Notes are not fungible with the Notes of this Series for U.S. federal income tax purposes, as applicable, as determined by the Issuer, such Additional Notes may have a separate CUSIP, ISIN, common code or other identifying number, as applicable.

(a) The Notes of this Series issued on the Series Issue Date will be issued at an issue price of 99.511% of the principal amount thereof.

(b) The principal amount of the Notes of this Series is due and payable in full as set forth in Exhibit A.

(c) The rate or rates at which the Notes of this Series shall bear interest, the date or dates from which such interest shall accrue, the interest payment date on which any such interest shall be payable and the regular record date for any interest payable on any interest payment date, in each case, shall be as set forth in the form of the Note as set forth in Exhibit A.

(d) Other than as provided in Article III of this Forty-Second Supplemental Indenture, the Notes of this Series shall not be redeemable.

(e) The Notes of this Series will initially be evidenced by one or more Global Notes registered in the name of BT Globenet Nominees Limited as nominee for the common depositary for Euroclear Bank SA/NV and Clearstream Banking, société anonyme, or its nominee.

(f) All payments of interest and principal, including payments made upon any redemption of the Notes of this Series, will be payable in euros. If, on or after February 12, 2026, the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes of this Series and the related Note Guarantees as required pursuant to the Indenture will be made in U.S. dollars until the euro is again available to the Issuer or so used. The amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recently available market exchange rate for euros, as determined in the Issuer’s sole discretion. Any payment in respect of the Notes of this Series so made in U.S. dollars will not constitute an Event of Default under the Notes of this Series or the Indenture.

(g) Additional Amounts.

All payments under or in respect of the Notes of this Series, or under or in respect of any related Note Guarantee, will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the United States or any political subdivision or taxing authority of or in the United States (collectively, “Taxes”), unless such withholding or deduction is required by law.

In the event any such withholding or deduction of Taxes is required by law, subject to the limitations described below, the Issuer will pay to the Holder of any Note of this Series such additional amounts (“Additional Amounts”) as may be necessary in order that the net amount of each payment received by each beneficial owner (including upon redemption) that is a Non-U.S. Holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes one or more of the partners of which is a Non-U.S. Holder, after deduction or withholding for or on account of such Taxes, by any applicable withholding agent (including any such withholding or deduction in respect of Additional Amounts), will equal the amount provided for in such Note to be then due and payable before deduction or withholding for or on account of such Taxes.

However, the Issuer’s obligation to pay Additional Amounts shall not apply to:

(A)	any Taxes which would not have been so imposed but for:

(1)

the existence of any present or former connection between such Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder or other equity owner of, or a person having a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a limited liability company, a partnership, a corporation or other entity) and the United States, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or other equity owner or person having such a power) being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in a trade or business in the United States or being or having been physically present in the United States or having had a permanent establishment in the United States, except, in each case, for any connection arising from the acquisition, ownership or disposition of Notes of this Series, the receipt of payments thereunder, or under any related Note Guarantee, or the enforcement of rights in respect of any Note of this Series or any related Note Guarantee;

(2)

the failure of such Holder or beneficial owner to comply with any requirement under U.S. tax laws and regulations to establish any entitlement to a partial or complete exemption from such Taxes to which such Holder or beneficial owner is legally entitled (including, but not limited to, by providing Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, as applicable, or any subsequent versions thereof or successor thereto); or

(3)

such Holder’s or beneficial owner’s present or former status under the Internal Revenue Code as a personal holding company, a foreign personal holding company, a CFC, a passive foreign investment company, a foreign tax exempt organization or a corporation which accumulates earnings to avoid U.S. federal income tax;

(B)	any Taxes imposed by reason of the Holder or beneficial owner:

(1)

owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of our stock, as described in Section 871(h)(3)(B) of the Internal Revenue Code;

(2)	being a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code; or

(3)	being a CFC that is related to the Issuer by stock ownership within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code;

(C)

any Taxes which would not have been so imposed but for the presentation by the Holder or beneficial owner of such Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment of the Note is duly provided for and notice is given to Holders, whichever occurs later, except to the extent that the Holder or beneficial owner would have been entitled to such Additional Amounts on presenting such Note on any date during such 30-day period;

(D)	any estate, inheritance, gift, sales, transfer, personal property, wealth, excise or similar Taxes;

(E)	any Taxes which are payable otherwise than by withholding in respect of any payment on such Note;

(F)

any Taxes which are payable by a Holder that is not the beneficial owner of the Note, or a portion of the Note, or that is a fiduciary, partnership, limited liability company or other similar entity, but only to the extent that a beneficial owner, a beneficiary or settlor with respect to such fiduciary or member of such partnership, limited liability company or similar entity would not have been entitled to the payment of an Additional Amount had such beneficial owner, settlor, beneficiary or member received directly its beneficial or distributive share of the payment;

(G)

any Taxes required to be withheld by any paying agent from any payment of principal of or interest on any Note of this Series, if such payment can be made without such withholding by any other paying agent;

(H)

any Taxes imposed under current Sections 1471 through 1474 of the Internal Revenue Code (or any amended or successor provisions that are substantially comparable) and any current or future regulations or official interpretations thereof, and any intergovernmental agreements or treaties (and any related legislation, rules, or official administrative practices) implementing the foregoing;

(I)	any U.S. federal backup withholding Taxes imposed pursuant to Section 3406 of the Internal Revenue Code; or

(J)	any combination of items (A), (B), (C), (D), (E), (F), (G), (H) and (I).

Any reference in the Indenture or in the Notes of this Series or any related Note Guarantee to any payment in respect of the Notes of this Series or any related Note Guarantee (including upon redemption) shall be deemed to refer also to any Additional Amounts which may be payable under the provisions of this section.

Except as specifically provided herein, the Issuer will not be required to make any payment with respect to any tax, duty, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority of or in the United States.

Section 2.04 Agreement to Guarantee.

The Guarantors hereby agree, jointly and severally, to unconditionally guarantee the Issuer’s obligations under the Notes of this Series and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to ARTICLE X of the Base Indenture.

ARTICLE III

REDEMPTION AND PREPAYMENT

Section 3.01 Optional Redemption.

The Notes of this Series may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 5 of the form of Note set forth in Exhibit A hereto, which are hereby incorporated by reference and made part of this Forty-Second Supplemental Indenture, together with accrued and unpaid interest, if any, thereon to, but not including, the redemption date, and in accordance with Article III of the Base Indenture.

Section 3.02 Tax Redemption.

The Notes of this Series may be redeemed, in whole, but not in part, subject to the conditions and at the redemption price set forth in Section 6 of the form of Note set forth in Exhibit A hereto, which are hereby incorporated by reference and made part of this Forty-Second Supplemental Indenture, together with accrued and unpaid interest, if any, thereon to, but not including, the redemption date, and in accordance with Article III of the Base Indenture

ARTICLE IV

LEGAL DEFESANCE AND COVENANT DEFEASANCE

Section 4.01 Conditions to Legal or Covenant Defeasance.

(a) With respect to this Series of Notes, Section 8.04(1) of the Base Indenture shall be amended and restated in its entirety to read as follows:

“(1) the Issuer must irrevocably deposit with the Trustee or its designee, in trust, for the benefit of the Holders of such Series, cash in euros, European Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, and premium, if any, and interest on, the outstanding Notes of such Series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes of such Series are being defeased to such stated date for payment or to a particular redemption date; provided that in connection with any Legal Defeasance or Covenant Defeasance that requires the payment of a premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to premium calculated as of the date of the deposit, with any deficit as of the maturity date of the Notes of such Series only required to be deposited with the Trustee on or prior to the maturity date of the Notes of such Series;”

(b) With respect to this Series of Notes, Section 8.05 of the Base Indenture shall be amended and restated in its entirety to read as follows:

“Section 8.05 Deposited Money and European Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and European Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes of a Series will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal of, and premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or European Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of such Series.

Notwithstanding anything in this ARTICLE VIII to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or European Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance. This provision shall not authorize the sale by the Trustee of any European Government Obligations held under this Indenture.”

(c) With respect to this Series of Notes, Section 8.07 of the Base Indenture shall be amended and restated in its entirety to read as follows:

“If the Trustee or Paying Agent is unable to apply any euros or European Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture with respect to the Notes of such Series and under the Notes of such Series and the corresponding Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.”

ARTICLE V

NOTE GUARANTEES

Section 5.01 Note Guarantees.

Subject to Section 10.04 of the Base Indenture, the Notes of this Series shall be guaranteed (i) initially by Parent and any Wholly-Owned Subsidiary of the Issuer that (x) is not an Excluded Subsidiary and (y) is an obligor under the Credit Agreement and (ii) by any future direct or indirect Subsidiary of Parent that is not a Subsidiary of the Issuer or any other Guarantor that directly or indirectly owns Capital Stock of the Issuer.

ARTICLE VI

SATISFACTION AND DISCHARGE

Section 6.01 Satisfaction and Discharge.

(a) With respect to this Series of Notes, Section 11.01(1)(B) of the Base Indenture shall be amended and restated in its entirety to read as follows:

“(B) all Notes of such Series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee or its designee as trust funds in trust solely for the benefit of the holders of such Series of Notes, cash in euros, European Government Obligations, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such Series not delivered to the Trustee for cancellation for principal of, and premium, if any, and accrued interest to the date of maturity or redemption; provided that upon any redemption that requires the payment of a premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit as of the redemption date only required to be deposited with the Trustee on or prior to the redemption date;”

(b) With respect to this Series of Notes, Section 11.02 of the Base Indenture shall be amended and restated in its entirety to read as follows:

“Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money and European Government Obligations deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or European Government Obligations in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or European Government Obligations held by the Trustee or Paying Agent.”

ARTICLE VII

MISCELLANEOUS

Section 7.01 Effect of the Forty-Second Supplemental Indenture.

(a) This Forty-Second Supplemental Indenture is a supplemental indenture within the meaning of Section 2.02 of the Base Indenture, and the Base Indenture shall (notwithstanding Section 12.12 thereof or Section 7.04 hereof) be read together with this Forty-Second Supplemental Indenture and shall have the same effect over the Notes of this Series, in the same manner as if the provisions of the Base Indenture and this Forty-Second Supplemental Indenture were contained in the same instrument.

(b) In all other respects, the Base Indenture is confirmed by the parties hereto as supplemented by the terms of this Forty-Second Supplemental Indenture.

Section 7.02 Governing Law.

THIS FORTY-SECOND SUPPLEMENTAL INDENTURE AND THE NOTES OF THIS SERIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7.03 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS FORTY-SECOND SUPPLEMENTAL INDENTURE.

Section 7.04 No Adverse Interpretation of Other Agreements.

Subject to Section 7.01, this Forty-Second Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, Parent or its Subsidiaries or of any other Person. Subject to Section 7.01, any such other indenture, loan or debt agreement may not be used to interpret this Forty-Second Supplemental Indenture.

Section 7.05 Successors.

All agreements of the Issuer in this Forty-Second Supplemental Indenture and the Notes of this Series will bind its successors. All agreements of the Trustee, Paying Agent and Registrar in this Forty-Second Supplemental Indenture will bind its successors. All agreements of each Guarantor in this Forty-Second Supplemental Indenture will bind its successors, except as otherwise provided in Section 10.04 of the Base Indenture.

Section 7.06 Severability.

In case any provision in this Forty-Second Supplemental Indenture or in the Notes of this Series is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 7.07 Counterparts.

This Forty-Second Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Forty-Second Supplemental Indenture and of signature pages by electronic (including PDF) transmission shall constitute effective execution and delivery of this Forty-Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Forty-Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by electronic (including PDF) transmission shall be deemed to be their original signatures for all purposes.

Section 7.08 Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Forty-Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Forty-Second Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 7.09 Beneficiaries of this Forty-Second Supplemental Indenture.

Nothing in this Forty-Second Supplemental Indenture or in the Notes of this Series, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Notes of this Series, any benefit or any legal or equitable right, remedy or claim under this Forty-Second Supplemental Indenture.

Section 7.10 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes of this Series, this Forty-Second Supplemental Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes of this Series by accepting a Note of this Series waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes of this Series.

Section 7.11 The Trustee.

The Trustee shall not be responsible or liable for the validity or sufficiency of, or the recitals in, this Forty-Second Supplemental Indenture and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee and the Agents shall be applicable in respect of the Notes of this Series and of this Forty-Second Supplemental Indenture as fully and with like effect as set forth in full herein.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Forty-Second Supplemental Indenture to be duly executed, all as of the date first above written.

T-MOBILE US, INC.,
T-MOBILE USA, INC.

and on behalf of the other Guarantors listed in Annex I

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	As set forth in Annex I below

[Forty-Second Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

By:	/s/ Mary Miselis
Name:	Mary Miselis
Title:	Vice President

[Forty-Second Supplemental Indenture]

Annex I

Company	Title

APC REALTY AND EQUIPMENT COMPANY, LLC

ASSURANCE WIRELESS USA, L.P.

ATI SUB, LLC

BLIS USA, INC.

BREEZE ACQUISITION SUB LLC

CLEARWIRE COMMUNICATIONS LLC

CLEARWIRE LEGACY LLC

CLEARWIRE SPECTRUM HOLDINGS LLC

CLEARWIRE SPECTRUM HOLDINGS II LLC

CLEARWIRE SPECTRUM HOLDINGS III LLC

FIXED WIRELESS HOLDINGS, LLC

LAB465, LLC

METROPCS CALIFORNIA, LLC

METROPCS FLORIDA, LLC

METROPCS GEORGIA, LLC

METROPCS MASSACHUSETTS, LLC

METROPCS MICHIGAN, LLC

METROPCS NEVADA, LLC

METROPCS NEW YORK, LLC

METROPCS PENNSYLVANIA, LLC

METROPCS TEXAS, LLC

MINT MOBILE, LLC

NEXTEL SYSTEMS, LLC

NEXTEL WEST CORP.

NSAC, LLC

PLAY OCTOPUS LLC

PUSHSPRING, LLC

SPRINT CAPITAL CORPORATION

SPRINT COMMUNICATIONS LLC

SPRINT LLC

SPRINT SOLUTIONS LLC

SPRINT SPECTRUM REALTY COMPANY, LLC

TDI ACQUISITION SUB, LLC

TMPR LICENSE LLC

TMUS INTERNATIONAL CORP.

T-MOBILE CENTRAL LLC

T-MOBILE INNOVATIONS LLC

T-MOBILE LICENSE LLC

T-MOBILE MW LLC

T-MOBILE NORTHEAST LLC

T-MOBILE PUERTO RICO HOLDINGS LLC

T-MOBILE PUERTO RICO LLC

T-MOBILE RESOURCES LLC

Senior Vice President, Treasury & Treasurer

T-MOBILE SOUTH LLC T-MOBILE US, INC. T-MOBILE USA, INC. T-MOBILE WEST LLC USCC SERVICES, LLC UVNV, LLC VISTAR MEDIA GLOBAL PARTNERS, LLC VISTAR MEDIA INC. VMU GP, LLC WBSY LICENSING, LLC

SPRINTCOM LLC SPRINT SPECTRUM LLC T-MOBILE FINANCIAL LLC T-MOBILE LEASING LLC	Assistant Treasurer

Exhibit A

[Form of Face of Initial Note]

[Insert the Global Notes Legend, if applicable pursuant to the provisions of the Indenture]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF BT GLOBENET NOMINEES LIMITED AS NOMINEE FOR THE COMMON DEPOSITARY FOR EUROCLEAR AND CLEARSTREAM. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

[Insert Restricted Notes Legend, if applicable pursuant to the provisions of the Indenture]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S] ONLY (A)(1) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (2) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) IN AN

Exhibit A-1

OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (6) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY (A) EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” (WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101 (AS MODIFIED BY SECTION 3(42) OF ERISA) AND ANY SIMILAR LAWS) OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN CLAUSE (A) OR (B) ABOVE (EACH OF (A), (B) AND (C), A “PLAN”), OR (II)(A) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) NONE OF THE ISSUER, THE APPLICABLE INITIAL PURCHASER(S) OF THE SECURITY NOR ANY OF THEIR AFFILIATES, IS, BY HAVING MADE ANY ORAL OR WRITTEN STATEMENT REGARDING THE SECURITY, UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY, IN CONNECTION WITH THE PLAN’S PURCHASE, HOLDING OR DISPOSITION OF THE SECURITY.

[Insert Additional Restricted Notes Legend for Notes Offered in Reliance on Regulation S, if applicable pursuant to the provisions of the Indenture]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Exhibit A-2

[Insert Definitive Notes Legend, if applicable pursuant to the provisions of the Indenture]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Restricted Notes Legend for Definitive Notes, if applicable pursuant to the provisions of the Indenture]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

Exhibit A-3

ISIN [   ]

Common Code [   ]

[RULE 144A] [REGULATION S] [GLOBAL] NOTE

3.900% Senior Notes due 2038

No. ___	€

T-MOBILE USA, INC.

promises to pay to ___________________ or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]1 [__________________ EUROS]2 on February 19, 2038.

Interest Payment Date: February 19.

Record Date: The Business Day immediately preceding each Interest Payment Date.

Additional provisions of this Note are set forth on the other side of this Note.

1	Insert in Global Notes only.
2	Insert in Definitive Notes only.

Exhibit A-4

Dated: ____________

T-MOBILE USA, INC.

By:
Name:
Title:

Exhibit A-5

This is one of the Notes referred to

in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

By:
Authorized Signatory

Exhibit A-6

[Form of Reverse Side of Initial Note]

3.900% Senior Notes due 2038 (the “Notes”)

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST.

Interest shall be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Notes (or from and including February 19, 2026, if no interest has been paid on the Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association. The amount of interest payable for any period shorter than a full monthly period shall be computed on the basis of the actual number of calendar days elapsed in such a period. Interest shall accrue on the principal amount of this Note from and including February 19, 2026 until maturity at a rate per annum equal to 3.900%.

The Issuer promises to pay interest annually in arrears on February 19 of each year (each, an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be February 19, 2027. If an interest payment date or the maturity date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due, and no interest shall accrue for the intervening period.

(2) METHOD OF PAYMENT.

The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the Business Day immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.14 of the Base Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose in London, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the books and records of the Registrar; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. All payments of interest and principal, including payments made upon any redemption of the Notes, will be payable in euros. If, on or after February 12, 2026, the euro is unavailable to the Issuer due to the imposition of exchange controls or other circumstances beyond the Issuer’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes and the

Exhibit A-7

related Note Guarantees as required pursuant to the Indenture will be made in U.S. dollars until the euro is again available to the Issuer or so used. The amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the Board of Governors of the Federal Reserve System as of the close of business on the second Business Day prior to the relevant payment date or, if the Board of Governors of the Federal Reserve System has not announced a rate of conversion, on the basis of the most recently available market exchange rate for euros, as determined in the Issuer’s sole discretion. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Indenture. [The Holder of a Definitive Note is not required to surrender such Definitive Note to the Trustee in order to receive payment of principal at maturity. Such Definitive Note, after payment has been made, shall be cancelled without the requirement of presentation.]3

(3) PAYING AGENT AND REGISTRAR.

Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE.

The Issuer issued the Notes pursuant to an Indenture dated as of September 15, 2022 (the “Base Indenture”) among the Issuer, Parent and the Trustee, as amended and supplemented with respect to the Notes by the Forty-Second Supplemental Indenture dated as of February 19, 2026 (the “Forty-Second Supplemental Indenture”; the Base Indenture, as amended and supplemented with respect to the Notes by the Forty-Second Supplemental Indenture, the “Indenture”).

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and to the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior unsecured, unsubordinated obligations of the Issuer. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

The Issuer’s obligations under the Notes are unconditionally guaranteed on a senior unsecured basis, to the extent set forth in the Indenture, by each of the Guarantors to the extent set forth in the Indenture.

(5) OPTIONAL REDEMPTION.

Prior to November 19, 2037 (the “Par Call Date”), the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

3	Insert in Definitive Notes only.

Exhibit A-8

•	100% of the principal amount of the Notes to be redeemed; and

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon, not including any portion of these payments of interest accrued as of the date on which the Notes are to be redeemed, discounted to the redemption date (assuming that such Notes matured on the Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below) plus 20 basis points, less (b) unpaid interest accrued to the date of redemption (any excess of the amount described in this bullet point over the amount described in the immediately preceding bullet point, the “Make-Whole Premium”);

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Issuer, a German government bond whose maturity is closest to the applicable Par Call Date of the Notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Issuer, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Issuer.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

The Trustee shall have no responsibility for calculating the redemption price for the Notes.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. At or before 10:00 a.m. (London time) on the redemption date, the Issuer will deposit with the paying agent money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected in accordance with the procedures of Euroclear Bank SA/NV and Clearstream Banking, société anonyme, as applicable.

Exhibit A-9

For the avoidance of doubt, the requirement to pay any Make-Whole Premium shall not arise in connection with any recovery of amounts due as a result of any breach of any covenant contained in the Indenture or the applicable Notes except where the transaction resulting in such breach was consummated with the intent to breach such covenant.

(6) TAX REDEMPTION.

The Notes may be redeemed at the Issuer’s option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with interest accrued and unpaid to the date fixed for redemption, at any time, on giving not less than 10 nor more than 60 days’ notice in accordance with “Notice of Redemption” below if:

(a) the Issuer has or will become obligated to pay Additional Amounts as a result of any change in or amendment to the laws, regulations or rulings of the United States or any political subdivision or any taxing authority of or in the United States affecting taxation, or any change in or amendment to an official application, or interpretation of such laws, regulations or rulings (including by virtue of a holding of a court of competent jurisdiction), which change or amendment is announced and becomes effective on or after February 12, 2026, or

(b) any action shall have been taken by a taxing authority, or any decision has been rendered by a court of competent jurisdiction, in the United States or any political subdivision or taxing authority of or in the United States, including any such actions specified in (a) above, whether or not such action was taken or brought, or such decision was rendered, with respect to the Issuer, in any such case on or after February 12, 2026, which action or decision results in a substantial likelihood that the Issuer will be required to pay Additional Amounts on the next interest payment date.

However, no such notice of redemption shall be given (1) earlier than 90 days prior to the earliest date on which the Issuer would be, in the case of a redemption for the reasons specified in (a) above, or on which there would be a substantial likelihood that the Issuer would be, in the case of a redemption for the reasons specified in (b) above, obligated to pay such Additional Amounts if a payment in respect of the Notes were then due and (2) unless, at the time such notification of redemption is given, such circumstances remain in effect.

Prior to the publication of any notice of redemption pursuant to this section, the Issuer will deliver to the Trustee:

(1) a certificate signed by one of the Issuer’s duly authorized officers stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Issuer’s right to redeem have occurred, and

Exhibit A-10

(2) in the case of a redemption for the reasons specified in (a) or (b) above, a written opinion of independent legal counsel of recognized standing to the effect that the Issuer has or will become obligated to pay such Additional Amounts as a result of such change or amendment or that there is a substantial likelihood that the Issuer will be required to pay such Additional Amounts as a result of such action or decision, as the case may be.

Such notice, once delivered by the Issuer to the Trustee, will be irrevocable.

(7) MANDATORY REDEMPTION.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(8) NOTICE OF REDEMPTION.

Notice of redemption will be sent at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed, except that redemption notices may be sent or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than €100,000 may be redeemed in part but only in whole multiples of €1,000, unless all of the Notes held by a Holder are to be redeemed. In connection with any redemption of Notes, any such notice of redemption may, at the Issuer’s discretion, state that such redemption is subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, other offering, issuance of Indebtedness or other corporate transaction or event. In addition, if such notice of redemption is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date (whether the original redemption date or the redemption date so delayed).

(9) DENOMINATIONS, TRANSFER, EXCHANGE.

The Notes are in registered form without coupons in minimum denominations of €100,000 and integral multiples of €1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer or exchange of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes (i) for a period beginning at the opening of business 15 days immediately preceding the sending of notice of redemption of Notes selected for redemption and ending at the close of business on the day such notice is sent or (ii) during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

Exhibit A-11

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Notes and the Note Guarantees may be amended, supplemented or waived as provided in Article IX of the Base Indenture.

(12) DEFAULTS AND REMEDIES. If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy or insolvency of the Issuer, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the outstanding Notes, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest, if any, on all the Notes to be due and payable; provided that no such declaration may be made with respect to or as a result of any action taken, and reported publicly or to holders of Notes, more than two years prior to such declaration. If an Event of Default relating to certain events of bankruptcy or insolvency of the Issuer, any of its Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences. The requirement to pay any Make-Whole Premium shall not arise in connection with any recovery of amounts due as a result of any breach of any covenant contained in the Indenture, this Supplemental Indenture or the applicable Notes except where the transaction resulting in such breach was consummated with the intent to breach such covenant.

(13) TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.

(14) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual, facsimile or electronic (including PDF) signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP AND ISIN NUMBERS AND COMMON CODES. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers and common codes to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers and common codes in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers or codes either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon. No redemption will be affected by any defect in or omission of such numbers.

Exhibit A-12

(18) GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

T-Mobile USA, Inc.

12920 SE 38th Street

Bellevue, Washington 98006

Attention: General Counsel

Fax: (425) 383-7040

Exhibit A-13

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A-14

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is €[_________].

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Notes Custodian

*	This schedule should be included only if the Note is issued in global form.

Exhibit A-15